UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 17th Street, Suite 4300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-9133

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on August 31, 2012 (the “Effective Date”), Par Petroleum Corporation, a Delaware corporation formerly known as Delta Petroleum Corporation (the “Company”) and its subsidiaries Amber Resources Company of Colorado, DPCA, LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc., Castle Texas Production Limited Partnership and Castle Exploration Company, Inc. (collectively, with the Company, the “Debtors”) consummated their reorganization under Chapter 11 of the United States Bankruptcy Code and the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012 (as confirmed, the “Plan”) became effective.

Pursuant to the Plan, on the Effective Date, the Wapiti Recovery Trust (the “Wapiti Trust”) was formed pursuant to a trust agreement (the “Wapiti Recovery Trust Agreement”) executed by the Debtors and John T. Young, Jr., as trustee (the “Recovery Trustee”). The Debtors are the beneficiaries of the Wapiti Trust, but only to the extent of the assets contributed to the Wapiti Trust by such entities and only on account of allowed claims or equity interests against such entities. On the Effective Date, the Wapiti Trust was funded with $1 million in cash and all of the Wapiti Causes of Action (as such term is defined in the Plan).

On September 19, 2012, Wapiti Oil & Gas Energy, LLC (“Wapiti Oil & Gas”) and the Wapiti Trust agreed to the terms of a settlement and entered into an Agreement of Settlement and Release (the “Settlement and Release”) that provides for the resolution and disposition of all claims arising from certain matters, including the Wapiti Causes of Action. Pursuant to the terms of the Settlement and Release, each of Wapiti Oil & Gas and the Wapiti Trust agreed to release, acquit and forever discharge each other from all claims arising from the Underlying Matters, which include (i) the Wapiti Causes of Action, (ii) the assets transferred from the Debtors to Wapiti Oil & Gas on or about July 30, 2010 for approximately $130.0 million and on or about June 28, 2011 for gross cash proceeds of approximately $43.2 million (collectively, the “Wapiti Assets”), (iii) claims arising under 11 U.S.C. § 550 against any present or future immediate or mediate transferee (within the meaning of 11 U.S.C. § 550(a)(2)) of Wapiti Oil & Gas with respect to any portion of the Wapiti Assets, (iv) any past dealings, agreements, relationships, and/or communications by, between and/or among Wapiti Oil & Gas and the Wapiti Trust (including its predecessors), (v) any past actual or alleged conduct by Wapiti Oil & Gas or the Wapiti Trust (including its predecessors), and (vi) all claims that have been made or could be made (A) by the Company or the Wapiti Trust against Wapiti Oil & Gas or that relate to the Wapiti Assets; or (B) by Wapiti Oil & Gas against the Company or the Wapiti Trust. Wapiti Oil & Gas made a one-time cash payment in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) to the Wapiti Trust, as consideration for the release of claims against it.

The foregoing descriptions of the Plan, the Wapiti Trust and the Settlement and Release are qualified in their entirety by reference to the Plan, the Wapiti Recovery Trust Agreement and the Settlement and Release, copies of which are attached hereto as Exhibits 2.1, 10.1 and 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1*	Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2012).

10.1	Wapiti Recovery Trust Agreement dated August 27, 2012, by and among the Company, DPCA LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc., Castle Texas Production Limited Partnership, Amber Resources Company of Colorado, Castle Exploration Company, Inc. and John T. Young (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2012).

99.1	Agreement of Settlement and Release dated September 19, 2012, by and between The Wapiti Recovery Trust and Wapiti Oil & Gas, L.L.C.

*	Schedules and similar attachments to the Third Amended Joint Chapter 11 Plan of Reorganization and the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: September 24, 2012	/s/ R. Seth Bullock
R. Seth Bullock
Chief Financial Officer

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